Exhibit 10.1

ASSUMPTION AND Amendment

to

Loan and security agreement

THIS ASSUMPTION AND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of September 2016 by and between Silicon Valley Bank (“Bank”), on the one side, and Lantronix, Inc., a Delaware corporation (“Existing Borrower”) and Lantronix Holding Company, a Delaware corporation (“New Borrower”) whose address is 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on the other side.

Recitals

A. Bank and Existing Borrower have entered into that certain Loan and Security Agreement with an Effective Date of May 23, 2006 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C. Existing Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Assumption and Amendments to Loan Agreement.

2.1 Assumption.

2.1.1 Assumption. New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under, based on, or arising out of the Loan Agreement and any and all documents, instruments and agreements relating thereto, including, without limitation, all of the Obligations, and Existing Borrower and New Borrower shall be jointly and severally liable for all of the Obligations. All references in the Loan Agreement to “Borrower” shall be deemed to refer, jointly and severally, to Existing Borrower and New Borrower.

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2.1.2 Obligations. New Borrower acknowledges that the Obligations are due and owing to Bank from Existing Borrower, and upon the effectiveness hereof will be due and owing from New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever.

2.1.3 Grant of Security Interest. Without limiting the generality of the provisions of Section 2.1.1 above, as security for all Obligations, New Borrower hereby grants Bank a continuing security interest in all of the following, whether now owned or hereafter acquired, and wherever located: All of the Collateral of New Borrower. All references in the Loan Agreement to Collateral shall be deemed to refer to the Collateral of Existing Borrower and New Borrower. New Borrower hereby authorizes Bank to prepare and file such financing statements, amendments and continuation statements as Bank may require to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Amendment and the Loan Agreement.

2.1.4 Cross-Corporate Continuing Guaranty. Existing Borrower and New Borrower hereby agree to concurrently herewith execute and deliver to Bank a Cross-Corporate Continuing Guaranty, in form and substance satisfactory to Bank, in order to guaranty all Obligations of the other Borrower in favor of Bank.

2.1.5 Existing Borrower Indemnity to New Borrower. Existing Borrower hereby agrees to indemnify New Borrower and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses, of every nature and description, which New Borrower may sustain or incur, based upon, arising out of, or in any way relating to (i) New Borrower’s assumption of the Obligations of Existing Borrower as set forth herein, or (ii) New Borrower’s execution and delivery of a guaranty with respect to Existing Borrower as set forth herein, or (iii) its grant of a security interest in its assets to Bank, or (iv) any other obligation incurred or transfer made by New Borrower under or in connection with this Amendment, or any other document, instrument, or agreement relating hereto.

2.2 Amendments to Loan Agreement.

2.2.1 Modified Interest Rate. Section 2.3(a) of the Loan Agreement that currently reads as follows:

(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of 1.25% percentage points above the Prime Rate or 4.00%, which interest shall be payable monthly. Notwithstanding the foregoing, and subject to Section 2.3(b), if Borrower achieves a Quick Ratio of 1.0 to 1.0 or greater (the “Quick Ratio Threshold”), and only for so long as Borrower maintains a Quick Ratio at or above the Quick Ratio Threshold, then the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of 0.75% percentage points above the Prime Rate or 4.00%, which interest shall be payable monthly. The foregoing decrease (or subsequent increase, if applicable) shall go into effect on the first day of the month immediately following Bank’s receipt, review and approval of Borrower’s financial statements evidencing that an adjustment is warranted. If, based on the Quick Ratio as shown in Borrower’s financial statements there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month immediately following the date on which such financial statements were due, even if the delivery of the financial statements is delayed.

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(ii) Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to 1.50% percentage points above the Prime Rate, which interest shall be payable monthly.

is hereby amended in its entirety to read as follows:

(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of 1.25% percentage points above the Prime Rate or 4.25%, which interest shall be payable monthly. Notwithstanding the foregoing, and subject to Section 2.3(b), if Borrower achieves a Quick Ratio of 1.0 to 1.0 or greater (the “Quick Ratio Threshold”), and only for so long as Borrower maintains a Quick Ratio at or above the Quick Ratio Threshold, then the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of 0.75% percentage points above the Prime Rate or 4.25%, which interest shall be payable monthly. The foregoing decrease (or subsequent increase, if applicable) shall go into effect on the first day of the month immediately following Bank’s receipt, review and approval of Borrower’s financial statements evidencing that an adjustment is warranted. If, based on the Quick Ratio as shown in Borrower’s financial statements there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month immediately following the date on which such financial statements were due, even if the delivery of the financial statements is delayed.

(ii) Term Loan. [Omitted].

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2.2.2 Modified Anniversary Fee. Section 2.4(g) of the Loan Agreement is hereby amended in its entirety to read as follows:

(g) Anniversary Fee. A fully earned, non-refundable fee of $10,000, on September 30, 2017; and if this Agreement is terminated prior to September 30, 2017, either by Borrower or Bank, Borrower shall pay such Anniversary Fee to Bank in addition to any Termination Fee.

2.2.3 Modified Termination Fee. The paragraph in Section 4.1 of the Loan Agreement that currently reads as follows:

This Agreement may be terminated prior to the Revolving Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to 1.00% of the Maximum Revolving Line if termination occurs on or before September 30, 2015, and 0.50% of the Maximum Revolving Line if termination occurs after September 30, 2015; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

is hereby amended in its entirety to read as follows:

This Agreement may be terminated prior to the Revolving Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to 0.50% of the Maximum Revolving Line if termination occurs on or before September 30, 2017, and 0.0% of the Maximum Revolving Line if termination occurs after September 30, 2017; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

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2.2.4 Modified Audits. Section 6.6 of the Loan Agreement that currently reads as follows:

6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The parties contemplate that such inspections and audits will be conducted no more frequently than once every twelve (12) months, but nothing herein restricts Bank’s right to conduct such audits more frequently if (i) Bank believes that it is advisable to do so in Bank’s good faith business judgment, or (ii) Bank believes in good faith that a Default or Event of Default has occurred. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

is hereby amended in its entirety to read as follows:

6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The parties contemplate that such inspections and audits will be conducted no more frequently than once every twelve (12) months, but nothing herein restricts Bank’s right to conduct such audits more frequently if (i) Bank believes that it is advisable to do so in Bank’s good faith business judgment, or (ii) Bank believes in good faith that a Default or Event of Default has occurred. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

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2.2.5 Modified Tangible Net Worth Financial Covenant. Section 6.9(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

(a) Tangible Net Worth. For the month ending September 30, 2016 and each month ending thereafter, a Tangible Net Worth of at least $6,000,000 (“Minimum Tangible Net Worth”) plus (i) 50% of all consideration received on or after September 1, 2016 for equity securities and subordinated debt of the Borrower plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending on or after September 30, 2016. Increases in the Minimum Tangible Net Worth based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased.

2.2.6 Addition of New Section 9.8 Regarding Multiple Borrowers. A new Section 9.8 is hereby added to the Loan Agreement and it shall read as follows:

9.8 Borrower Liability. Either Borrower may, acting singly, request Advances hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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2.2.7 Modified Definition of IP Agreement. The definition of “IP Agreement” set forth in Section 13.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“IP Agreement” is, as applicable, that certain Intellectual Property Security Agreement executed and delivered by Lantronix, Inc. to Bank dated May 17, 2006 (as amended, modified or supplemented from time to time) and that certain Intellectual Property Security Agreement executed and delivered by Lantronix Holding Company to Bank dated September ____, 2016 (as amended, modified or supplemented from time to time).

2.2.8 Modified Definition of Prime Rate. The definition of “Prime Rate” set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

2.2.9 Modified Definition of Revolving Line Maturity Date. The definition of “Revolving Line Maturity Date” set forth in Section 13.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Revolving Line Maturity Date” is September 30, 2018.

2.2.10 Modified Exhibit E. Exhibit E to the Loan Agreement is hereby amended in its entirety to read as set forth in Exhibit E attached hereto.

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3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 (a) The organizational documents of Existing Borrower delivered to Bank on the Effective Date (as amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation filed December 18, 2009, that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation filed December 20, 2010 and that certain Certificate of Change of Registered Agent and/or Registered Office filed April 4, 2013) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, and (b) the organizational documents of New Borrower delivered to Bank in conjunction with the Assumption and Amendment Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

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4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $10,000.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		EXISTING BORROWER

Silicon Valley Bank		Lantronix, Inc.

By:	/s/ ANDREW SKALITZKY	By:	/s/ JEREMY WHITAKER
	Name: Andrew Skalitzky		Name: Jeremy Whitaker
	Title: VP		Title: Chief Financial Officer

NEW BORROWER

Lantronix Holding Company

		By:	/s/ JEREMY WHITAKER
Name: Jeremy Whitaker
Title: Chief Financial Officer

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EXHIBIT E

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: _________________

FROM: LANTRONIX, INC. AND LANTRONIX HOLDING COMPANY

The undersigned authorized officer of Lantronix, Inc., on behalf of itself and its Subsidiaries, (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Operating Budget and Financial Projections	Within 30 days after start of Fiscal Year plus any interim updates	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Reconciliations	Monthly within 15 days	Yes No
Transaction Report	Weekly and with each request for an Advance if Hard Credit Extensions outstanding and QR < 1.0 to 1.0; otherwise, monthly within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$6,000,000 plus (i) 50% of new equity and sub debt plus (ii) 50% of quarterly net income	$_______	Yes No

Performance Pricing		Applies

Applies only to the Revolving Line and only after Borrower achieves Quick Ratio equal to or greater than 1.0 to 1.0 and only if Borrower continues to achieve a Quick Ratio equal to or greater than

1.0 to 1.0

Yes No
Quick Ratio < 1.0 to 1.0	Greater of (i) Prime + 1.25% or (ii) 4.25%	Yes No
Quick Ratio > 1.0 to 1.0	Greater of (i) Prime + 0.75% or (ii) 4.25%	Yes No

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The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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LANTRONIX, INC.	BANK USE ONLY

By:	Received by:
authorized signer
Name:
Date:
Title:
Verified:
authorized signer

Date:

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated: ____________________

Tangible Net Worth (Section 6.9(a))

Required Amount:	$6,000,000 plus (i) 50% of consideration for equity securities and subordinated debt plus (ii) 50% of Borrower’s quarterly net income

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of investments of Borrower and its Subsidiaries consisting of minority investments in companies which investments are not publicly-traded	$

E.	Aggregate value of any reserves not already deducted from assets	$

F.

Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness)

and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but no other Subordinated Debt)

$

G.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$

H.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F plus line G)	$

Is line H equal to or greater than Required Amount?

                    _________   No, not in compliance                              _________   Yes, in compliance

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